UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2014

Karyopharm Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36167	26-3931704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Wells Avenue, 2nd Floor, Newton, Massachusetts	02459
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 658-0600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Karyopharm Therapeutics Inc. (the “Company”) is filing this Current Report on Form 8-K to provide certain information as an update to and to supersede the information provided in the Company’s previous periodic filings with the Securities and Exchange Commission in order to reflect recent business developments. Updated risk factors and a summary description of the Company’s business are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference. This Current Report on Form 8-K, including the exhibits hereto, should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014, and September 30, 2014, the Company’s Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2014, and the Company’s Current Reports on Form 8-K since January 1, 2014.

Additionally, on December 31, 2014, the Company entered into a First Amendment to Lease (the “Amendment”) with NS Wells Acquisition LLC. The Amendment amends the Company’s Office Lease Agreement dated March 27, 2014 (the “Lease”) by extending the term of the Lease from November 30, 2021 to approximately June 30, 2022. The Amendment also provides for the expansion of the premises leased by the Company by approximately 16,000 square feet, and provides the Company with rights of first offer to lease approximately 28,000 square feet of additional space. A copy of the Amendment is attached as Exhibit 10.1 and is incorporated herein by reference. The above description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The Exhibits to this Current Report on Form 8-K are listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARYOPHARM THERAPEUTICS INC.

Date: January 5, 2015	By:	/s/ Christopher B. Primiano

Christopher B. Primiano
Vice President, Corporate Development, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Lease, dated December 31, 2014, by and between Karyopharm Therapeutics Inc. and NS Wells Acquisition LLC.

99.1	Updated Risk Factors

99.2	Updated Summary Business Description